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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       April 23, 1996
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                           COOPER INDUSTRIES, INC.
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           (Exact Name of Registrant as Specified in its Charter)


                                    Ohio
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               (State or Other Jurisdiction of Incorporation)


            1-1175                                        31-4156620
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      (Commission File Number)               (IRS Employer Identification No.)


1001 Fannin, Suite 4000, Houston, Texas                     77002
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(Address of Principal Executive Offices)                  (Zip Code)


                                  713/739-5400
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              (Registrant's Telephone Number, Including Area Code)


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         (Former Name or Former Address, if Changed Since Last Report)
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Item 5   Other Events
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First Quarter 1996 Results of Operations
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On April 23, 1996, the Company issued the press release attached hereto as
Exhibit 99.1 setting forth the Company's results of operations for the calendar quarter ended March 31, 1996.

Business Outlook for 1996
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The following sets forth Cooper's general business outlook for 1996, based on current expectations. The statements are forward looking and actual results may differ materially. The comparative figures for 1996 include the effects of acquisitions and divestitures made during 1995.

The Company expects revenues for the Electrical Products segment to increase between 10 and 15 percent, which includes the recent acquisition of the CEAG business. Revenues for the Tools & Hardware segment are expected to increase by approximately five percent and revenues for the Automotive Products segment are expected to increase between five and 10 percent.

The Company expects operating income for the Electrical Products segment to increase by approximately 10 percent. Operating income for the Tools & Hardware segment is expected to increase between five and 10 percent. Operating income for the Automotive Products segment is expected to increase between 10 and 15 percent.

Return on sales for the Electrical Products segment is expected to decrease from the 1995 level of 17 percent, primarily as a result of the acquisition of the CEAG business. Return on sales for the Tools & Hardware segment is expected to improve slightly, while return on sales for the Automotive Products segment is expected to improve to between 10.5 and 11 percent.

The above estimates are forward looking statements and involve a number of assumptions, risks and uncertainties. The primary economic assumptions include, without limitation, (i) modest growth in the domestic economy; (ii) stabilization of the economic situation in Mexico in the early part of 1996 followed by a modest improvement as the year progresses; (iii) modest growth in European markets; and (iv) a return during the year to normal historical demand levels in the domestic market for automotive aftermarket products. The estimates also assume, without limitation, no significant change in competitive conditions, integration of recent acquisitions, the elimination as the year progresses of negative operating variances experienced by the Company's Crouse-Hinds business and Tools & Hardware segment during 1995 in




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connection with certain plant consolidations and such other risk factors as are discussed from time to time in the Company's periodic SEC filings.

Item 7   Financial Statements and Exhibits
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         Exhibits
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           99.1  Company Press Release Dated April 23, 1996 Titled "Cooper
                 Industries Reports Net Income Up 12%. First-quarter share earnings up 19%."



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            COOPER INDUSTRIES, INC.
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                                            (Registrant)




Date:               April 23, 1996             /s/ Diane K. Schumacher
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                                            Diane K. Schumacher
                                            Senior Vice President,
                                            General Counsel and Secretary





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                                 EXHIBIT INDEX


Exhibit No.
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   99.1                           Company Press Release Dated April 23, 1996
                                  Titled "Cooper Industries Reports Net Income
                                  Up 12%.  First-quarter share earnings up
                                  19%."